STOCK PURCHASE AGREEMENT
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    Stock purchase agreement made October 12, 2005, between Addison-Davis
 Diagnostics, Inc. (`Corporation") a corporation organized and existing under the laws of the State of Delaware, with its principal office located at 143 Triunfo Canyon Road, Westlake Village, California 91361, and Capital Group Communications, ("Purchaser") with its principal office located at 655 Redwood Suite Highway, Millvalley, California 94941.

    For valuable consideration, receipt of which is acknowledged, the parties agree as follows:

      Purchase of Shares: Purchaser shall purchase, subject to the terms and conditions set forth in this agreement, Two Million Five Hundred Thousand (2,500,000) shares of the common stock of Corporation, at a purchase price of $0.01 per share. The purchase price of the shares shall be paid by a promissory note, payable to the order of Corporation. On Corporation's receipt of promissory note in the sum of $25,000.00 for the payment for the shares, Corporation shall issue to Purchaser one or more certificates in the name of Purchaser for the number of shares purchased under this agreement. Said shares shall be 144 restricted shares and have piggy-back rights to registration.

      Severabilty: The invalidity or unenforceability of any provision of this agreement shall not affect the validity or enforceability of any other provision of this agreement, and each other provision of this agreement shall be severable and enforceable to the extent permitted by law.

      Waiver: Any provision contained in this agreement may be waived, either generally or in any particular instance, by the board of directors of corporation.

      Binding Effect: This agreement shall be binding on, and inure to the benefit of, Corporation and Purchaser and their respective heirs, executors, administrators, legal representatives, successors, and assigns.

      Notice: Any notice required or permitted under this agreement shall be deemed served if personally delivered or mailed by registered or certified mail postage prepaid and properly addressed to the respective party to whom such notice relates at the addresses set forth in this agreement or at such different addresses as shall be specified by notice given in the manner provided in this section.

    Entire Agreement: This agreement constitutes the entire agreement between the parties, and supersedes all prior agreements and understandings relating to the subject matter of this agreement.

    Amendment: This agreement may be amended or modified only by a written instrument executed by both corporation and employee.

    Governing Law: This agreement shall be construed, interpreted, and enforced in accordance with the laws of the State of California.
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    Execution: This agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.


    The parties have executed this agreement on the date first above written.

 Corporation: Addison-Davis Diagnostics, Inc.   Capital Group Communications


 By: /s/ Edward W. Withrow, III                By: /s/ Ryan Drutman
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      Edward W. Withrow, III                       Ryan Drutman

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